As filed with the Securities and Exchange Commission on November 9, 2004

Registration No. 333-77321

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ADAPTEC, INC.

(Exact Name of registrant as specified in its charter)

Delaware	94-2748530
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

691 S. Milpitas Blvd., Milpitas, California	95035
(Address of Principal Executive Offices)	(Zip Code)

Stock options granted pursuant to
Adaptec, Inc. 1999 Stock Plan

(Full titles of the plans)

Robert N. Stephens
President and Chief Executive Officer
Adaptec, Inc.
691 S. Milpitas Blvd.
Milpitas, California 95035
408-945-8600

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Daniel J. Winnike, Esq.

Scott J. Leichtner, Esq.

Fenwick & West LLP

Silicon Valley Center

801 California Street

Mountain View, California 94041

(Counsel to the Registrant)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, $0.001 par value	N/A*	$	N/A*	$	N/A*	$	N/A*

*  No additional securities are to be registered, and registration fees were paid upon the filing of the Form S-8 (File No. 333-77321) filed with the Securities and Exchange Commission (“SEC”) on April 29, 1999 and the Post-Effective Amendment No. 1 to Form S-8 (File No. 333-77321) filed with the SEC on December 6, 1999.

Adaptec, Inc.

REGISTRATION STATEMENT ON FORM S-8

EXPLANATORY NOTE

On August 26, 2004, the stockholders of the Registrant approved the Adaptec 2004 Equity Incentive Plan (“2004 Plan”) and authorized for issuance thereunder (a) 10,000,000 shares of the Registrant’s common stock; (b) any shares of the Registrant’s common stock reserved but ungranted under the Adaptec, Inc. 1999 Stock Plan (“1999 Stock Plan”) and the Adaptec, Inc. 2000 Nonstatutory Stock Option Plan (“2000 NSO Plan”); and (c) any shares returned to the 1999 Stock Plan and 2000 NSO Plan as a result of the termination of options under each plan, respectively.  Upon the stockholders’ approval of the 2004 Plan, the 1999 Stock Plan and 2000 NSO Plan terminated with respect to new option grants.  In accordance with Instruction E to Form S-8, Registrant files this Post-effective Amendment No. 2 to deregister 1,575,708 shares originally registered under this Registration Statement in connection with the 1999 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on this 9th day of November, 2004.

ADAPTEC, INC.

By:	/s/ Robert N. Stephens
Robert N. Stephens
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert N. Stephens and Marshall Mohr, and each of them acting individually, as his or her attorney-in- fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.  This Power of Attorney may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts shall together constitute one and the same instrument.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on this 9th day of November, 2004:

Signature	Title

Principal Executive Officer:

/s/ Robert N. Stephens	Chief Executive Officer and Director
Robert N. Stephens

Principal Financial and Accounting Officer:

/s/ Marshall L. Mohr	Chief Financial Officer
Marshall L. Mohr

Other Directors:

/s/ Carl J. Conti	Chairman of the Board of Directors
Carl J. Conti

/s/ Lucie J. Fjeldstad	Director
Lucie J. Fjeldstad

/s/ Joseph S. Kennedy	Director
Joseph S. Kennedy

/s/ Ilene H. Lang	Director
Ilene H. Lang

/s/ Robert J. Loarie	Director
Robert J. Loarie

/s/ D. Scott Mercer	Director
D. Scott Mercer

/s/ Douglas Van Houweling	Director
Douglas Van Houweling